UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 14, 2018

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

520 Madison Avenue, 32nd Fl
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 626-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01. Regulation FD Disclosure

On February 14, 2018, the registrant issued a press release titled “Chimera Announces Revised Record Date and Ex-Dividend Date for First Quarter 2018 Common Stock Cash Dividend - Payment Amount and Payable Date unchanged.” The press release revised the previously announced record date for the first quarter dividend of $0.50 per share from March 30, 2018 to March 29, 2018. The Company also revised the ex-dividend date from the previously announced date of March 29, 2018 to March 28, 2018. The dividend remains payable on April 30, 2018. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated February 14, 2018, issued by Chimera Investment Corporation

SIGNATURES
             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
      Chimera Investment Corporation
       By: /s/ Rob Colligan
             Name:    Rob Colligan
             Title:    Chief Financial Officer
Date: February 14, 2018